  EXHIBIT 10.5

AMENDMENT #1

THIS AMENDMENT #1 to the Transaction Documents (as defined below) (the “Amendment”) is entered into as of
February 18, 2022 (the “Effective Date”), by and between Infinite Group, Inc., a Delaware corporation (the “Company”), and Mast
Hill Fund, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain disbursement authorization, officer’s certificate, promissory note, securities purchase agreement, and common stock purchase warrant dated February 11, 2022 (as amended from time to time, the “Transaction Documents”); and

B. The Parties desire to amend the Transaction Documents as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. All references to “February 11, 2022” in the Transaction Documents shall be replaced with “February 15, 2022”.

2. Section 4.17 of the Note shall be replaced in the entirety with the following:

“4.17 Amortization Payments. In addition to all other obligations under this Note, the Borrower shall make the following amortization payments (each an “Amortization Payment”) in cash to the Holder towards the repayment of this Note, as provided in the following table:

Payment Date:	Payment Amount:
6/15/2022	$44,400.00
7/15/2022	$44,400.00
8/15/2022	$44,400.00
9/15/2022	$44,400.00
10/14/2022	$44,400.00
11/15/2022	$44,400.00
12/15/2022	$44,400.00
1/13/2023	$44,400.00
2/15/2023	$44,400.00

(a) With respect to the first Amortization Payment originally due on June 15, 2022 (the “First Amortization Payment”), the Company may notify the Holder on or before June 15, 2022, that the Company is electing to extend the due date of the First Amortization Payment to July 15, 2022 (the “First Amortization Payment Extension”) as further provided herein. If the Company exercises the First Amortization Payment Extension, then the First Amortization Payment shall be due on July 15, 2022 and the Company shall pay $4,440.00 (the “First Amortization Payment Extension Fee”) to the Holder on or before June 15, 2022. For the avoidance of doubt, the First Amortization Payment Extension shall not affect the due date of any other Amortization Payment and the First Amortization Payment Extension Fee shall not reduce the amounts owed under the Note. The Company shall not be permitted to exercise the First Amortization Payment Extension if an Event of Default occurs under the Note.

(b) With respect to the second Amortization Payment originally due on July 15, 2022 (the “Second Amortization Payment”), the Company may notify the Holder on or before July 15, 2022, that the Company is electing to extend the due date of the Second Amortization Payment to August 15, 2022 (the “Second Amortization Payment Extension”) as further provided herein. If the Company exercises the Second Amortization Payment Extension, then the Second Amortization Payment shall be due on August 15, 2022 and the Company shall pay $4,440.00 (the “Second Amortization Payment Extension Fee”) to the Holder on or before July 15, 2022. For the avoidance of doubt, the Second Amortization Payment Extension shall not affect the due date of any other Amortization Payment and the Second Amortization Payment Extension Fee shall not reduce the amounts owed under the Note. The Company shall not be permitted to exercise the Second Amortization Payment Extension if an Event of Default occurs under the Note.

(c) With respect to the third Amortization Payment originally due on August 15, 2022 (the “Third Amortization Payment”), the Company may notify the Holder on or before August 15, 2022, that the Company is electing to extend the due date of the Third Amortization Payment to September 15, 2022 (the “Third Amortization Payment Extension”) as further provided herein. If the Company exercises the Third Amortization Payment Extension, then the Third Amortization Payment shall be due on September 15, 2022 and the Company shall pay $4,440.00 (the “Third Amortization Payment Extension Fee”) to the Holder on or before August 15, 2022. For the avoidance of doubt, the Third Amortization Payment Extension shall not affect the due date of any other Amortization Payment and the Third Amortization Payment Extension Fee shall not reduce the amounts owed under the Note. The Company shall not be permitted to exercise the Third Amortization Payment Extension if an Event of Default occurs under the Note.”

3. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Transaction Documents. Except as specifically modified hereby, all of the provisions of the Transaction Documents, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Infinite Group, Inc.		Mast hill Fund, L.P.

By:	/s/ James Villa	By:	/s/ Patrick Hassani
Name:	James Villa	Name:	Patrick Hassani
Title:	Chief Executive Officer	Title:	Chief Investment Officer